                                                                    EXHIBIT 10.1

                             APRIL 1997 AGREEMENT

       THIS APRIL 1997 AGREEMENT (this "AGREEMENT") is made and entered into as of this 28th day of April, 1997, by and among Future Petroleum Corporation, a Utah corporation ("PARENT"), Future Petroleum Corporation, a Texas corporation (the "GENERAL PARTNER"), Future Acquisition 1995, Ltd., a Texas limited partnership (the "PARTNERSHIP"), Energy Capital Investment Company PLC, an English investment company ("ENERGY PLC"), and EnCap Equity 1994 Limited Partnership, a Texas limited partnership ("ENCAP LP").

                                   RECITALS:

       A. Reference is herein made to that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of January 29, 1997, by and among the General Partner, Energy PLC and EnCap LP (the "ORIGINAL AGREEMENT"). Reference is also herein made to that certain April 1997 Amendment to First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of even date herewith by and among the General Partner, Energy PLC and EnCap LP (the "AMENDMENT"). The Original Agreement, as amended by the Amendment, is herein called the "PARTNERSHIP AGREEMENT".

       B. The General Partner is the sole general partner of the Partnership and Energy PLC and EnCap LP are the limited partners of the Partnership. The General Partner is a wholly-owned subsidiary of Parent.

       C. The General Partner, Energy PLC and EnCap LP have determined that it is in their mutual best interests to amend the Original Agreement by executing and delivering the Amendment. Under, and subject to the terms of, the Amendment, the Original Agreement will be amended to provide that the Limited Partners will agree to make additional capital contributions to the Partnership in an aggregate amount not to exceed $493,400, of which an amount not to exceed $350,000 may be used by the Partnership for the purpose of making distributions to the General Partner.

       D. The parties hereto deem it in their mutual best interests to execute and deliver this Agreement for the purpose of evidencing their agreement with respect to certain matters, including their agreement in connection with a proposed public offering by Parent and their agreement with respect to the usage of any cash distributions made by the Partnership to the General Partner as referenced in Paragraph C above.

       E. Parent hereby further acknowledges and agrees that (i) the execution and delivery by the General Partner, Energy PLC and EnCap LP of the Amendment can reasonably be expected to be of benefit to Parent, (ii) the execution and delivery by Parent of this Agreement can reasonably be expected to be of benefit to the Partnership, the General Partner and Parent, and (iii) Energy PLC and EnCap LP would not be willing to execute and deliver the Amendment and make the additional capital contributions contemplated thereby without the execution and delivery by Parent of this Agreement, and Parent is executing and delivering this Agreement to induce the Limited Partners to execute and deliver the Amendment and make such additional capital contributions.

                                   AGREEMENT:

       NOW, THEREFORE, in view of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

       SECTION 1. AGREEMENT REGARDING OFFERING. Reference is herein made to that certain letter of intent dated as of March 24, 1997, by and between Paulson Investment Company Inc. and Parent, a copy of which is attached hereto as Exhibit 1 (the "LETTER OF INTENT"). Parent agrees to use its reasonable best efforts to effect the "OFFERING", as such term is defined in the Letter of Intent; provided, however, that the foregoing agreement of Parent shall be subject to a good faith determination by the members of the board of directors of Parent, in the exercise of their fiduciary duties to Parent and its shareholders, that it is not in the best interests of Parent to proceed with the Offering.

       SECTION 2. AGREEMENT REGARDING USAGE OF PARTNERSHIP DISTRIBUTIONS. The General Partner and Parent hereby agree with the Partnership, Energy PLC and EnCap LP that any cash distributions received by the General Partner from the Partnership pursuant to clause (d) of Section 4.4 of the Partnership Agree-ment shall be used exclusively as follows: (i) the General Partner shall distribute or otherwise make available to Parent any such cash distribution; and (ii) Parent shall use any such cash distribution to pay the third party costs and expenses of effecting the Offering, including, without limitation, the costs and expenses enumerated in paragraphs 7 and 8 of the Letter of Intent, and for other general corporate purposes (provided, that the maximum amount of such cash distributions that Parent can use for general corporate purposes shall be $100,000).

       SECTION 3. COMMITMENT FEE. Contemporaneously with the execution and delivery of the Amendment by the parties thereto and of this Agreement by the parties hereto and as a commitment fee in further consideration of the Energy PLC's and EnCap LP's agreement in Section 3.2(f) of the Partnership Agreement, in clause (d) of Section 4.4 of the Partnership Agreement and in Section 2 above, Parent agrees to (i) pay to Energy PLC and EnCap LP, by wire transfer of immediately available funds to an account(s) designated by Energy PLC and EnCap, cash in the amounts set forth opposite their respective names below and
(ii) issue and deliver to Energy PLC and EnCap LP stock certificates evidencing the number of shares of Common Stock (as defined below) opposite their respective names below:





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

              Name                         Cash          Shares
              ----                         ----          ------
              Energy PLC                   $5,000        12,500

              EnCap LP                     $5,000        12,500

In addition, but subject to the terms and provisions hereof, Parent agrees that one year from the date hereof (the "SECOND INSTALLMENT DATE") it will issue and deliver to Energy PLC and EnCap LP stock certificates evidencing the number of shares of Common Stock opposite their respective names below:

              Name                         Shares
              ----                         ------
              Energy PLC                   100,000

              EnCap LP                     100,000;

provided, however, that the agreement of Parent set forth above in this sentence shall terminate and be of no force and effect whatsoever if the Net Investment (as defined in the Partnership Agreement) as of the Second Installment Date is equal to or less than an amount equal to X times Y, where "X" is 50%, and where "Y" is the Net Investment as of the date hereof. As used herein, the term "COMMON STOCK" shall mean the shares of common stock of Parent, $0.01 par value per share, and any shares issued or issuable with respect thereto by way of a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

       SECTION 4. AGREEMENT REGARDING USAGE OF OFFERING PROCEEDS. Parent agrees with Energy PLC and EnCap LP that upon the consummation of the Offering, Parent will purchase Energy PLC's and EnCap LP's limited partner interests in the Partnership for a total purchase price consisting of the following: (i) cash in an amount sufficient to effect Special Payout (as defined in Section
10); (ii) 16,000 Units (as such term is defined in the Letter of Intent). The closing of the purchase and sale contemplated under this Section 4 shall be held on the same day and at the same location as the closing of the Offering (at a time mutually agreed upon by Parent, Energy PLC and EnCap LP) or at such other time or location as mutually agreed upon by Parent, Energy PLC and EnCap LP. At the closing of such purchase and sale, (A) Energy PLC and EnCap LP shall deliver to Parent a written assignment of their limited partner interests in the Partnership in form and content reasonably satisfactory to Energy PLC, EnCap LP and Parent (it being agreed, however, that such assignment shall contain no representations and warranties on the part of Energy PLC or EnCap LP other than representations and warranties to the effect that the execution and delivery of such assignment has been duly authorized by it, that it has the power and authority to execute and deliver such assignment, that the execution and delivery of such assignment by it does not contravene its charter documents or material agreements, and that it is the record and beneficial owner of its limited partner interest in the Partnership free and clear





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of all liens and other similar encumbrances), and (B) Parent shall wire transfer the purchase price in immediately available funds to an account or accounts designated by Energy PLC and EnCap and shall issue and deliver the Units. Notwithstanding the foregoing or anything else herein to the contrary, if the terms of the actual Units or securities of Parent issued in connection with the Offering vary from the terms set forth in the Letter of Intent, the actual amount of the Units or securities to be issued to Energy PLC and EnCap LP shall be adjusted in a manner reasonably acceptable to Energy PLC, EnCap LP and Parent such that Energy PLC and EnCap LP will receive Units or securities of Parent which are equivalent in all material respects to that which they were to receive under the terms of this Section.

       SECTION 5. PIGGYBACK REGISTRATION RIGHTS. If Parent proposes to register any of its securities under the Securities Act other than (a) under employee compensation or benefit programs or (b) an exchange offer or an offering of securities solely to the existing stockholders or employees of Parent, and the registration form to be used may be used for the registration of Registrable Securities, Parent will give prompt written notice to Holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which Parent has received written requests for inclusion therein within 15 days after the receipt of Parent's notice (a "PIGGYBACK REGISTRATION"). Parent shall use its reasonable best efforts to cause the managing underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement (or registration statements) for such offering to be included therein on the same terms and conditions as any similar securities of Parent included therein. Notwithstanding the foregoing, if Parent gives notice of such a proposed registration, the total number of Registrable Securities which shall be included in such registration shall be reduced pro rata to such number, if any, as in the reasonable opinion of the managing underwriters of such offering would not adversely affect the marketability or offering price of all of the securities proposed to be offered by Parent in such offering; provided however, that (x) if such Piggyback Registration is incident to a primary registration on behalf of Parent, and to the extent not prohibited by any written registration rights agreements existing on the date hereof, the securities to be included in the registration statement (or registration statements) for any person other than the Holders and Parent shall be first reduced prior to any such pro rata reduction, and (y) if such Piggyback Registration is incident to a secondary registration on behalf of holders of securities of Parent and to the extent not prohibited by any written registration rights agreements existing on the date hereof, the securities to be included in the registration statement (or registration statements) for any person not exercising "demand" registration rights other than the Holders shall be first reduced prior to any such pro rata reduction.

       SECTION 6.    REGISTRATION PROCEDURES.

       (a) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Section 5, Parent will as expeditiously as possible:





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              (i)    effect registration under the Securities Act of the
       Registrable Securities which Parent has been requested to register hereunder, and use its reasonable best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, Parent will furnish copies of all such documents proposed to be filed to any holder of Registrable Securities covered by such registration statement);

              (ii) notify each seller of Registrable Securities requesting registration promptly after Parent shall receive notice thereof of the time when such registration statement has been filed;

              (iii) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including, without limitation, each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

              (iv) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Parent will not be required to qualify generally to do business or subject itself to any general service of process in any jurisdiction where it is otherwise not then so subject);

              (v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which requires the making of any change in the prospectus included in such registration statement so that such document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any such seller, Parent will prepare a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

              (vi) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or exchanges, automated quotation system or over-the-counter market upon which securities of Parent of the same class are then listed;





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
              (vii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

              (viii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the disqualification of any common stock included in such registration statement for sale in any jurisdiction, Parent will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

              (ix) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

       (b) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Section 5, each holder of Registrable Securities (including Registrable Securities in any registration statement filed pursuant to this Agreement) will be deemed to have agreed as follows:

              (i) upon receipt of any notice from Parent of the happening of any event of the kind described in Section 6(a)(v), the holders of Registrable Securities will forthwith discontinue disposition of any Registrable Securities until the holders of Registrable Securities receive copies of the supplemented or amended prospectus contemplated by
       Section 6(a)(v), or until they are advised in writing by Parent that the use of the applicable prospectus may be resumed, and they have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus (it being the agreement of the parties hereto, however, that the obligation of Parent with respect to maintaining the subject registration statement current and effective shall be extended by a period of days equal to the period the holders of Registrable Securities are required by this
       Section 6(b)(i) to discontinue disposition of such Registrable Securities); and

              (ii) furnish to Parent such information regarding each holder, the Registrable Securities held by such holder and the intended method of disposition thereof as Parent shall reasonably request and as shall be reasonably required in connection with the preparation of the applicable registration statement and other actions taken by Parent under this Agreement, and it shall be a condition precedent to the obligation of Parent to take any action pursuant to this Agreement in respect of the Registrable Securities that such information has been furnished to Parent by the holders of Registrable Securities.





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
       SECTION 7. EXPENSES OF REGISTRATION. Parent shall pay all Registration Expenses in connection with each registration effected pursuant to
Section 5 and, in any event, shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal and accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by Parent are then listed. All Selling Expenses incurred in connection with a registration effected pursuant to the terms hereof shall be borne by the seller or sellers of Registrable Securities pro rata based upon the number of Registrable Securities included in such registration.

       SECTION 8.    INDEMNIFICATION.

       (a) Parent shall indemnify and hold harmless, with respect to any registration statement filed by it, to the full extent permitted by law, each holder of Registrable Securities covered by such registration statement, and each other Person, if any, who controls such holder within the meaning of
Section 15 of the Securities Act (collectively, "HOLDER INDEMNIFIED PARTIES") against all losses, claims, damages, liabilities and expenses, joint or several to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Registrable Securities were included as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Parent shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by Parent of any federal, state or common law rule or regulation applicable to Parent and relating to action of or inaction by Parent in connec-tion with any such registration; and in each such case, Parent shall reimburse each such Holder Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that Parent shall not be liable to any such Holder Indemnified Party in any such case to the extent, that any such loss, claim, damage, liability or expense (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Parent by or on behalf of any such Holder Indemnified Party





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
for use in the preparation thereof. Such indemnity and reimbursement of expenses and other obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties.

       (b) Each holder of Registrable Securities participating in any registration hereunder shall severally (and not jointly or jointly and severally) indemnify and hold harmless, to the fullest extent permitted by law, Parent, its directors, officers, employees and agents, and each Person who controls Parent (within the meaning of Section 15 of the Securities Act) (collectively, "PARENT INDEMNIFIED PARTIES") against all losses, claims, damag-es, liabilities and expenses to which any Parent Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such holder's Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Parent shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent in the cases described in clauses (i) and (ii), that such untrue statement or omission was furnished in writing by such holder for use in the preparation thereof, or
(iii) any violation by such holder of any federal, state or common law rule or regulation applicable to such holder and relating to action of or inaction by such holder in connection with any such registration; and in each such case, such holder shall reimburse each such Parent Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Parent Indemnified Parties (except as provided above) and shall survive the transfer of such securities by such holder.

       (c)    Promptly after receipt by an indemnified party under subsection
(a) or (b) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for indemnification may be made pursuant to this Section 8, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any





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such claim or action referred to under subsection (a) or (b) is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such claim or action, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses of counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. Under no circumstances will the indemnifying party be obligated to pay the fees and expenses of more than one law firm for all indemnified parties. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (i) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery or approval thereof, and
(ii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim for all persons that may be entitled to or obligated to provide indemnification or contribution under this Section 8.

       (d) Indemnification similar to that specified in the preceding subsections of this Section 8 (with appropriate modifications) shall be given by Parent and each seller of Registrable Securities with respect to any required registration or qualification of securities under any state securities or blue sky laws.

       (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in subsection (a) or (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions or inactions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement,





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
omission, action or inaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) pursuant to this subsection (e) shall be deemed to include, without limitation, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in subsection (c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (e) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for contribution may be made against an indemnifying party under this subsection (e), such indemnified party shall, if a claim for contribution in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party in writing of the commencement thereof (if the notice specified in subsection (c) has not been given with respect to such action); provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party under this subsection (e) except to the extent that the indemnifying party is actually prejudiced by the failure to give notice.

       The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph.

       If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in subsections (a) and (b), without regard to the relative fault of said indemnifying party or any other equitable consideration provided for in this subsection. The provisions of this subsection shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party.

       (f) In connection with any underwritten offering contemplated by this Agreement which includes Registrable Securities, Parent and all sellers of Registrable Securities included in any registration statement shall agree to customary provisions for indemnification and contribution (consistent with the other provisions of this Section 8) in respect of losses, claims, damages, liabilities and expenses of the underwriters of such offering.

       SECTION 9. RULE 144. Parent covenants to each Holder that, to the extent that Parent shall be required to do so under the Exchange Act, Parent shall (a) timely file the reports required





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to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c) (1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, Parent shall deliver to such Holder a written statement as to whether it has complied with such requirements.

       SECTION 10.   DEFINITIONS, REFERENCES AND CONSTRUCTION.

       (a) When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 10 or in the sections, subsections or other subdivisions referred to below:

       "AGREEMENT" shall mean this April 1997 Agreement, as hereafter changed, modified or amended in accordance with the terms hereof.

       "AMENDMENT" shall have the meaning assigned to it in Paragraph A of the Recitals hereto.

       "COMMISSION" shall mean the Securities and Exchange Commission (or any successor body thereto).

       "COMMON STOCK" shall have the meaning assigned to it in Section 3.

       "ENCAP LP" shall have the meaning assigned to it in the introductory paragraph hereof.

       "ENERGY PLC" shall have the meaning assigned to it in the introductory paragraph hereof.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated under such Act.

       "GENERAL PARTNER" shall have the meaning assigned to it in the introductory paragraph hereof.

       "HOLDER" shall mean any Person that holds Registrable Securities.

       "HOLDER INDEMNIFIED PARTIES" shall have the meaning assigned to it in
Section 9(a).





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
       "LETTER OF INTENT" shall have the meaning assigned to it in Section 1.

       "OFFERING" shall have the meaning assigned to it in Section 1.

       "ORIGINAL AGREEMENT" shall have the meaning assigned to it in Paragraph A of the Recitals hereto.

       "PARENT" shall have the meaning assigned to it in the introductory paragraph hereof.

       "PARTNERSHIP" shall have the meaning assigned to it in the introductory paragraph hereof.

       "PARTNERSHIP AGREEMENT" shall have the meaning assigned to it in Paragraph A of the Recitals hereto.

       "PERSON" shall mean any individual, corporation, partnership, joint venture, limited partnership, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       "PIGGYBACK REGISTRATION" shall have the meaning assigned to it in
Section 5.

       "REGISTRABLE SECURITIES" shall mean (i) the shares of Common Stock and/or other securities issued pursuant to this Agreement and (ii) any securities issued or issuable with respect to the shares described in clause
(i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, that a share of Common Stock or security described in clauses (i) and (ii) shall cease to be a Registrable Security for purposes of this Agreement at such time as either (A) counsel to Parent renders an opinion to the Holder of such share or security to the effect that such share or security can be freely transferred without registration under the Securities Act (which counsel and opinion shall be reasonably acceptable to such Holder) or (B) counsel to a Holder of such share or security renders an opinion to Parent to the effect that such share or security can be freely transferred without registration under the Securities Act (which counsel and opinion shall be reasonably acceptable to Parent).

       "REGISTRATION EXPENSES" shall mean all expenses incident to Parent's performance of or compliance with the registration rights granted hereunder, including (without limitation) all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, printing and engraving expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for Parent, all independent certified public accountants and underwriters (excluding discounts and commissions); provided, that Registration Expenses shall not include any Selling Expenses.

       "SECOND INSTALLMENT DATE" shall have the meaning assigned to it in
Section 3.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

       "SELLING EXPENSES" shall mean underwriting discounts or commissions, any selling commissions and stock transfer taxes attributable to sales of Registrable Securities and the fees and expenses of counsel for any Holder.

       "SPECIAL PAYOUT" shall mean the last day of the earliest calendar month during which (a) the aggregate cash distributions (other than any cash distributions made pursuant to Section 10.2 of the Partnership Agreement) which the Limited Partners (as defined in the Partnership Agreement) shall have actually received from the Partnership, when discounted back from the respective dates such cash distributions are made to the last day of the month immediately preceding the month in which the Delivery Date (as defined in the Partnership Agreement) occurs at a rate of 22% per annum compounded monthly shall equal (b) the aggregate Capital Contributions (as defined in the Partnership Agreement) actually paid by the Limited Partners pursuant to Sections 3.2, 3.2A and 3.3 of the Partnership Agreement, which Capital Contributions shall be discounted back from the respective dates such Capital Contributions are made to the last day of the month immediately preceding the month in which the Delivery Date occurs at a rate of 22% per annum compounded monthly. For purposes of making such discount calculations, each cash distri-bution and Capital Contribution shall be deemed to have been made on the last day of the month during which it was paid or received, and all such discount calculations shall be made on a monthly basis and by application of the appropriate discount factors set forth in Exhibit 10--Special Payout.

       (b) All references in this Agreement to sections, subsections and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained herein. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

       SECTION 11. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by reputable express courier service (charges prepaid), or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent by telefax, to the parties at the following address (or to such other address or to the attention of such other person as the recipient party has specified by prior like notice to the sending party):

       If to Parent or the General Partner:

                            Future Petroleum Corporation
                            2351 West Northwest Highway
                            Dallas, Texas  75220
                            Telecopier No.:  (214)350-8382
                            Attention:  Carl Price


       If to the Partnership:

                            Future Acquisition 1995, Ltd.
                            2351 West Northwest Highway
                            Dallas, Texas  75220
                            Telecopier No.:  (214)350-8382
                            Attention:  Carl Price


       If to Energy PLC or EnCap LP:

                            c/o EnCap Investments L.C.
                            1100 Louisiana
                            Suite 3150
                            Houston, Texas  77002
                            Telecopier No.:  (713)659-6130
                            Attention:  Gary R. Petersen, Managing Director

       SECTION 12.  MARKET STANDOFF AGREEMENT.

       (a) In order to facilitate the possibility of future public offerings of securities of Parent, the Holders agree that the shares of Common Stock issued pursuant to this Agreement will not be resold during a period commencing 30 days preceding the filing by the Parent of a registration statement under the Securities Act for a public offering for cash by Parent of its Common Stock or securities convertible into or exercisable or exchangeable for its Common Stock and continuing until the earlier of the abandonment of the proposed public offering or 30 days following the date of the last closing in the public offering period, but not to exceed, in any event, 120 days, except to the extent such shares are included in such registration. Certificates representing the shares of Common Stock issued pursuant to this Agreement will bear a legend noting the foregoing restriction. Holders of such securities also agree that they will cooperate with Parent in providing reasonable written assurances respecting the foregoing to the underwriter of any such public offering. Holders agree that during the above restricted period they will not directly or indirectly sell, offer to sell, contract to sell (including without limitation any short sale), grant an option to purchase or otherwise transfer of dispose of (other than donees who agree to be similarly bound) shares of Common Stock issued pursuant to this Agreement at any time during such period except securities included in such registration. In order to enforce the foregoing covenant, Parent may impose stop-order instructions with respect to such shares of Common Stock held by each Holder, which shall be binding upon any assignee or successor of such Holder (and the shares or securities of every other person subject to the foregoing restriction), until the end of the restricted period.

       (b) Without limiting the foregoing, each of Energy PLC and EnCap LP acknowledges the provisions of Section 11(b) of the Letter of Intent and agrees with Parent that if it is the holder of 5% or more of the Common Stock (computed as provided in such Section) and therefore subject to the terms of such Section, it will comply with such terms.

       SECTION 13.  REPRESENTATIONS AND WARRANTIES.

       (a) Each party hereto hereby severally represents and warrants to the other parties hereto as follows:

              (i) It is duly organized and validly existing under the laws of its state of formation.

              (ii) It has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

              (iii) The execution, delivery and performance of this Agreement are within its powers and do not (A) contravene or violate any provisions of its charter or other governing documents, as amended to the date hereof, or (B) contravene or result in any breach of or constitute a default under any applicable law, rule or regulation or any loan, note or other agreement or instrument to which it is a party or by which it or any of its properties are bound.

              (iv) No consent, approval, authorization, or order of any court or governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by it of this Agreement.

              (v) When delivered to the other parties hereto, this Agreement will be duly and validly executed by it and will be binding upon it in accordance with the terms hereof.

       (b) Each of Energy PLC and EnCap LP hereby severally represents and warrants to Parent with respect to the shares of Common Stock or other securities of Parent to be issued to it (in this Section 13(b) called the "SECURITIES") as follows:

              (i) It is able to bear the economic risks of its investment in the Securities, and consequently without limiting the generality of the foregoing, it is able to hold the Securities acquired pursuant to the terms hereof for an indefinite period of time and has a sufficient net worth to sustain a loss of all or a portion of its investment in the Securities in the event such loss should occur. It has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Securities.

              (ii) It is acquiring the Securities for its own account for investment and not with view to the distribution, resale, subdivision, or fractionalization thereof, and it has no present plans to enter into any contract, undertaking, agreement, or arrangement for any such distribution, resale, subdivision, or fractionalization.

              (iii) It is aware that it must bear the economic risk of its investment in the Securities for an indefinite period of time because the shares of Securities have not been registered under the Securities Act or under the securities laws of any state of the United States, and therefore cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. It also recognizes that no U.S. federal or state agency has passed upon the shares of Securities to be issued hereunder to date or made any finding or determination as to the fairness of an investment in such shares.

              (iv) It agrees that the Securities acquired hereunder shall not be sold, assigned, pledged, hypothecated or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

              (v) It acknowledges that a legend in substantially the following form will be placed on any certificate(s) evidencing the Securities issued hereunder:

                     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
              BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED

              UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE WITH THE SECURITIES ACT."

       It further understands that Parent may refuse to register transfer of the Securities issued hereunder in the absence of compliance with Rule 144 unless it furnishes Parent with a "no-action" or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to Parent stating that the transfer may be effected without registration under the Securities Act.

              (vi) All information which it has provided to Parent or its agents or representatives concerning its suitability to hold the Securities following the transactions contemplated hereby is complete, accurate and correct.

              (vii) It was not any time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale or purchase of Securities under this Agreement.

              (viii) It is an "accredited investor", as such term is defined in Regulation D promulgated pursuant to the Securities Act.

       (c) Parent hereby represents and warrants to Energy PLC and EnCap LP that the shares of Common Stock or other securities issued or to be issued pursuant to this Agreement have been duly authorized for issuance and, when issued and delivered pursuant to the terms hereof, will have been validly issued, fully paid and nonassessable.

       SECTION 14. RATIFICATION OF GUARANTY. Reference is herein made to that certain Guaranty Agreement dated as of December 13, 1995, executed by Parent in favor of the Partnership, Energy PLC and EnCap LP, as amended by that certain Agreement of Parent dated as of January 29, 1996, by and among Parent, the Partnership, Energy PLC and EnCap LP (the "GUARANTY"). Parent hereby ratifies and confirms the Guaranty in all respects.

       SECTION 15.   MISCELLANEOUS.

       (a) From and after the date of this Agreement, Parent will not, without the prior written consent of the holders of a majority of the number of Registrable Securities then outstanding, enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

       (b) In connection with the Offering, Parent, Energy PLC and EnCap LP agree to enter into a mutually acceptable indemnification agreement, which agreement shall contain provisions similar in all material respects to the indemnification provisions contained in Section 8.

       (c) All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas.

       (d) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether expressed or not.

       (e) This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein contained.

       (f) If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

       (g) This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                           FUTURE PETROLEUM CORPORATION, a Utah
                                               corporation

                                           By:  /s/  CARL PRICE
                                                --------------------------------
                                           Name: Carl Price
                                           Title: President

                                           FUTURE PETROLEUM CORPORATION, a Texas
                                               corporation

                                           By:  /s/  CARL PRICE
                                                --------------------------------
                                           Name: Carl Price
                                           Title: President

                                           FUTURE ACQUISITION 1995, LTD.

                                           By:  FUTURE PETROLEUM CORPORATION, a
                                                 Texas corporation

                                           By:  /s/  CARL PRICE
                                                --------------------------------
                                           Name: Carl Price
                                           Title: President

                                           ENERGY CAPITAL INVESTMENT COMPANY
                                               PLC

                                           By:  /s/  GARY R. PETERSEN
                                                --------------------------------
                                           Name: Gary R. Petersen
                                           Title: Director

                                           ENCAP EQUITY 1994 LIMITED
                                           PARTNERSHIP

                                           By:    ENCAP INVESTMENTS L.C.

                                           By:  /s/  GARY R. PETERSEN
                                                --------------------------------
                                           Name:  Gary R. Petersen
                                           Title:  Managing Director

                  [PAULSON INVESTMENT COMPANY INC. LETTERHEAD]

March 24, 1997

Carl Price
President
Future Petroleum Corporation
2351 W. Northwest Hwy., Ste. 2130                                Schedule I
Dallas, TX 75220

                          Re: Proposed Public Offering

Dear Mr. Price:

     This letter, if executed in the space provided below, will set forth our mutual intent to make a firmly underwritten public offering (the "Offering") of Units, each Unit consisting of one share of convertible preferred stock ("Preferred Stock") of Future Petroleum Corporation (the "Company") and five warrants ("Warrants"), each to purchase one share of common stock ("Common Stock"). The Preferred Stock and the Warrants will be sold as a Unit, but will be issued and traded separately. Each share of Preferred Stock will convert automatically into five shares of Common Stock if the Preferred Stock closes at, at least 150 percent of the Unit price on the Offering, as reported on Nasdaq, for ten consecutive trading days. Each share of Preferred Stock will pay an annual stock dividend (the "Stock Dividend") equal to .5 shares of Common Stock, which will accrue to the Preferred Stock on a quarterly basis. The stock dividends will not be paid out, but will be added to the number of shares of Common Stock that the holder of the Preferred Stock receives upon conversion. Assuming the Unit price is $25, each Warrant will be exercisable for a period of five years at a price equal to $7.50 and will become callable at $.10 per Warrant when the Common Stock closes at a price of at least $15.00, as reported on Nasdaq, for at least ten consecutive trading days. You have informed us that there are currently approximately 4,067,000 shares of Common Stock outstanding (4,435,000 fully diluted). Prior to the Offering the Company will complete a 1-for-5 reverse split of its Common Stock. This letter is intended to confirm the principal elements of our mutual understanding and, except as to provisions that are expressly stated to be legally binding, is not intended to create a contractual relationship between us and the Company, whether with respect to the Offering or otherwise. We understand that the Company proposes to undertake the Offering in the manner described below.

     1. The Offering. The Company proposes to offer 300,000 Units (the "Firm Units").

     2. Underwriting Commitment. We propose to form a syndicate of investment banking firms (the "Underwriters") to purchase the Firm Units on a firm commitment basis for resale to the public on terms and subject to conditions set forth in an Underwriting Agreement to be prepared by our legal counsel in our customary form for such agreements. We propose to act as managing underwriter of the Offering.

     3.   Registration; Legal and Regulatory Compliance; Listing.

     Registration. The Company will cause to be carefully prepared and filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") relating to the Units and complying in form and substance with the requirements of the Securities Act of 1933, as amended (the "Act"), the rules and regulations thereunder (the "Rules") and current interpretations thereof by the Commission and courts of competent jurisdiction, and will use all reasonable efforts to cause the Registration Statement to be declared effective by the Commission on a date as to which we and the Company will agree (the "Effective Date").

     Blue Sky Compliance. The Company will execute such applications and other documents and provide such information as may be required to cause the offering to be qualified for sale in such States as we deem appropriate, and when such qualification is required, and will assist our counsel in making the appropriate state filings and responding to requests by state securities authorities for additional information. To the extent reasonably necessary to consummate the Offering, the Company will make such changes in its organizational structure or other changes as may be required by state securities authorities as a condition for qualification of the Offering, provided, however, that the Company will not be required to make any such change that would have a materially adverse effect on its business or financial condition or materially and adversely affect the rights of its shareholders.

     NASD Review. The Company will provide such information as may be required in connection with the review of the Offering by the National Association of Securities Dealers, Inc. ("NASD") under the Corporate Financing Rule.

     NASDAQ. The Company will cause the Preferred Stock and Warrants comprising the Units to be accepted for trading when issued on the NASDAQ Small Cap Market.

     4. Overallotment Option. In the Underwriting Agreement the Company will grant to the Underwriters an option (the "Overallotment Option") to purchase, for a period of up to 45 days from the Effective Date, up to 45,000 additional Units, solely to cover overallotments in the sale of the Firm Units to the public.

     5. Due Diligence. The Company will fully cooperate with us, our legal counsel and others that we may retain for the purpose of conducting a due diligence investigation of the Company and its business. Without limiting the generality of the foregoing, the Company will permit us to contact, and will assist us in contacting, to the extent we deem necessary, principal or representative customers and suppliers and others with whom the Company has material relationships and will cause its auditors to be available to meet with us and our legal counsel and to provide the Underwriters with "cold comfort" letters in customary form.

     6. Underwriting Discount. The Underwriters will purchase any Firm Units or Units subject to the Overallotment Option at a discount of 10 percent (10%) from the initial public offering price of the Firm Units as set forth on the cover page of the final prospectus related to the Offering.

     7. Offering Expenses. The Company will pay for the following expenses, whether or not the Offering is consummated and without regard for the reason, if any, for the termination of the Offering:

     (a) Registration and other fees and expenses related to compliance with the Act and the Rules, State blue sky laws and the securities laws of any foreign jurisdiction in which we agree the Units will be offered.

     (b) The fee charged by the NASD under the Corporate Financing Rule.

     (c) The fees and expenses of legal counsel to the Underwriters incurred in connection with Blue Sky compliance and compliance with the securities laws of jurisdictions other than the United States.

     (d) Its own, out of pocket expenses including, without limitation, the fees and expenses of its legal counsel, auditors and other outside advisors, the expenses related to "road show" meetings and its travel and other, similar expenses.

     (e) Expenses relating to the preparation and filing of the Registration Statement, the final prospectus and all amendments thereto, including expenses required in connection with the Commission's EDGAR filing requirements.

     (f) The expenses of preparing, printing and distributing preliminary and final prospectuses.

     8. Our Expenses. Within two weeks after its execution of this letter, the Company will pay us $35,000 as an advance against our expense reimbursement described below. If the Offering is consummated, we will be entitled to withhold at each closing with respect to the sale of Units from the amount otherwise due to the Company a non-accountable expense allowance equal to three
(3) percent of the aggregate initial public offering price of the Units purchased at such closing provided that the first amount so withheld will be reduced by the $35,000 paid to us as provided above. If the Offering is not consummated for any reason, we will be entitled, upon presentation of a written accounting therefor in reasonable detail (but without the need to include the underlying statements or evidence of payment), to prompt reimbursement of up to $75,000 (including the $35,000 already paid) of our actual, out-of-pocket expenses related to the Offering, including but not limited to fees and expenses of our legal counsel, travel expenses, expenses for background reports on Company management, and the fees and expenses of outside experts, if any, retained to assist us with due diligence.

     9. Representative's Warrants. If the Offering is consummated, the Company will issue to us or to such other Underwriters or officers or partners of an Underwriter as we may direct, warrants (the "Representative's Warrants") to purchase, in the aggregate, ten percent of the Firm Units sold to the public. The Representative's Warrants will become exercisable on the first anniversary of the Effective Date and will expire on the fifth anniversary of the Effective Date. The exercise price of the Representative's Warrants will be 120% of the initial public offering price of the Units, subject to adjustment in certain events. The Representative's Warrants will have registration rights and will have terms and be subject to conditions as set forth in our customary form of Representative's Warrants, subject to such changes, if any, as may be required by the NASD.

     10. Pricing. Numerous factors affect the price at which securities may be successfully offered to the public. Although we will use reasonable efforts to offer and sell the Units to the public at a price meeting the Company's expectations, and will inform the Company from time to time of our best judgment (and the best judgment of the Underwriters) as to the price at which the Units may be sold, the Company understands that many factors beyond our control, including both the Company's performance and market factors unrelated to the Company, will affect the price at which the Units may be sold and the number of Units that may be sold at that price or at all. Our current expectation is that the Units will be initially offered at a price (to be reflected on the cover of the preliminary prospectus) of $25. You are advised, however, that market conditions may cause us to advise a price either above or below the stated range.

     11. Company Undertakings. The Company undertakes and agrees to cause the following to occur:

     (a) If the Offering is consummated, the Company will cause a Transfer Agent to be appointed and retained with respect to the Common Stock, Preferred Stock and a Warrant Agent to be appointed and retained with respect to the Warrants, which Transfer Agent and Warrant Agent will be reasonably acceptable to us.

     (b) As a condition of the Underwriters' purchase of the Units, the Company will, and will cause its officers, directors and the holders of 5% or more of its Common Stock (including holders of securities convertible into or exercisable for Common Stock) to execute an agreement, in our customary form, to the effect that, (i) except as permitted in the agreement, without our prior written consent, they will not sell or otherwise dispose of equity securities of the Company for a period of one year following the Effective Date and (ii) for a period of two years from the Effective Date, they will provide us with prior notice of any sales of equity securities of the Company pursuant to Rule 144 or other similar rule.

     (c) If the Offering is consummated, for a period of two years from the Effective Date, the Company will give us notice of all meetings of its Board of Directors and any Executive or similar Committee thereof.

     12. News Releases and Publicity. Between the date hereof and a date 25 days after the Effective Date or the earlier termination of the Offering, the Company will provide to us and our legal counsel prior to their release copies of all press releases, proposed communications with shareholders or other interested constituencies and other public announcements and will permit us and our legal counsel to comment thereon prior to their release, provided, however, that ordinary and routine communications not related to the Offering or the financial condition of the Company may be provided concurrently with their release.

     13. Advisors and Others. The Company represents that it has retained, or will retain, legal counsel and auditors having substantial experience with public offerings of securities and that it will retain a financial printer of national reputation in connection with the Offering that will be reasonably acceptable to us.

     14. Nature of this Agreement. Except for the provisions of Sections 7, 8, 12 and 14, which are intended to be binding agreements between us, this letter is an agreement in principle and is not to be interpreted to constitute an obligation of either us or the Company to consummate the Offering or any other transaction in securities.

     Please indicate your agreement with the foregoing by executing a copy of this letter and returning it to us.

                                        Very truly yours,


                                        PAULSON INVESTMENT COMPANY, INC.

                                        By:
                                           --------------------------------
                                           Title:

The undersigned agrees to the foregoing.



FUTURE PETROLEUM CORPORATION


Date:
     -----------------
By:
   ---------------------------
   Title

                         Exhibit 10 -- Special Payout

Delivery Date: December 13, 1995

                             22.00% Discount Factors

   Number of                                 Number of
    Monthly                   Discount        Monthly                  Discount
    Periods      Month         Factor         Periods       Month       Factor
   ---------     -----       ---------       ---------      -----      --------
       0         Dec-95      1.0000000
       1         Jan-96      0.9819967          41          May-99     0.4748010
       2         Feb-96      0.9643176          42          Jun-99     0.4662531
       3         Mar-96      0.9469567          43          Jul-99     0.4578590
       4         Apr-96      0.9299084          44          Aug-99     0.4496160
       5         May-96      0.9131670          45          Sep-99     0.4415214
       6         Jun-96      0.8967270          46          Oct-99     0.4335726
       7         Jul-96      0.8805830          47          Nov-99     0.4257669
       8         Aug-96      0.8647296          48          Dec-99     0.4181017
       9         Sep-96      0.8491616          49          Jan-2000   0.4105745
      10         Oct-96      0.8338739          50          Feb-2000   0.4031828
      11         Nov-96      0.8188615          51          Mar-2000   0.3959242
      12         Dec-96      0.8041193          52          Apr-2000   0.3887963
      13         Jan-97      0.7896425          53          May-2000   0.3817967
      14         Feb-97      0.7754264          54          Jun-2000   0.3749231
      15         Mar-97      0.7614662          55          Jul-2000   0.3681732
      16         Apr-97      0.7477573          56          Aug-2000   0.3615449
      17         May-97      0.7342952          57          Sep-2000   0.3550359
      18         Jun-97      0.7210755          58          Oct-2000   0.3486441
      19         Jul-97      0.7080938          59          Nov-2000   0.3423674
      20         Aug-97      0.6953457          60          Dec-2000   0.3362036
      21         Sep-97      0.6828272          61          Jan-2001   0.3301509
      22         Oct-97      0.6705341          62          Feb-2001   0.3242071
      23         Nov-97      0.6584623          63          Mar-2001   0.3183703
      24         Dec-97      0.6466078          64          Apr-2001   0.3126386
      25         Jan-98      0.6349668          65          May-2001   0.3070101
      26         Feb-98      0.6235353          66          Jun-2001   0.3014829
      27         Mar-98      0.6123096          67          Jul-2001   0.2960552
      28         Apr-98      0.6012860          68          Aug-2001   0.2907252
      29         May-98      0.5904609          69          Sep-2001   0.2854912
      30         Jun-98      0.5798307          70          Oct-2001   0.2803515
      31         Jul-98      0.5693918          71          Nov-2001   0.2753042
      32         Aug-98      0.5591409          72          Dec-2001   0.2703478
      33         Sep-98      0.5490746          73          Jan-2002   0.2654807
      34         Oct-98      0.5391894          74          Feb-2002   0.2607012
      35         Nov-98      0.5294822          75          Mar-2002   0.2560077
      36         Dec-98      0.5199498          76          Apr-2002   0.2513987
      37         Jan-99      0.5105890          77          May-2002   0.2468727
      38         Feb-99      0.5013968          78          Jun-2002   0.2424282
      39         Mar-99      0.4923700          79          Jul-2002   0.2380637
      40         Apr-99      0.4835057          80          Aug-2002   0.2337778


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